CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” to the Registration Statement on Form N-1A of Gabelli ETFs Trust as filed with the Securities and Exchange Commission on or about October 15, 2020

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

October 15, 2020